UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut	06437
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 18, 2026 (the “Closing Date”), Hyperfine, Inc. (the “Company” or the “Borrower”) entered into a Loan and Security Agreement (the “Loan Agreement”) by and between the Company, as borrower, and Horizon Technology Finance Corporation, a Delaware corporation, as lender and collateral agent (the “Lender”). The Loan Agreement provides for a senior secured term loan facility in an aggregate principal amount of up to $40.0 million (collectively, the “Term Loans”). The proceeds of the Term Loans will be used for working capital and general corporate purposes. The Company borrowed $15.0 million of Term Loans on the Closing Date. The remaining $25.0 million of Term Loans may be borrowed under the Loan Agreement prior to December 31, 2027, subject to the satisfaction of certain conditions set forth in the Loan Agreement.

Borrowings under the Loan Agreement accrue interest at a rate equal to the prime rate plus 4.25% with the prime rate having a floor of 6.50%; provided that interest shall always accrue at a rate greater than or equal to 10.75%. The Term Loans are repayable in monthly interest only payments for a period of 48 months from the Closing Date (the “Interest Only Payment Period”). After the expiration of the Interest Only Payment Period, the Term Loans will be repayable in equal monthly payments of principal and accrued interest until maturity. Alternatively, if the Company satisfies the “Interest Only Extension Milestone” as defined in the Loan Agreement, the Term Loans will be repayable in monthly interest only payments through the maturity date, which is March 18, 2031.

The Company paid a commitment fee in the amount of $400,000 on the Closing Date, concurrently with the execution and delivery of the Loan Agreement. Upon the payment in full of the Term Loans, the Borrower will pay to the Lender a final payment in the amount of 5.0% of the aggregate original principal amount of the Term Loans made under the Loan Agreement.

At the Borrower’s option, the Borrower may prepay all of the outstanding Term Loans, subject to a prepayment premium equal to (a) 3.0% of the Term Loans being prepaid if the prepayment is made on or before the second anniversary of the Closing Date; (b) 2.0% of the Term Loans being prepaid if the prepayment occurs after the second anniversary of the Closing Date and on or before the fourth anniversary of the Closing Date; and (c) 1.0% of the Term Loans being prepaid if the prepayment occurs after the fourth anniversary of the Closing Date.

The Company’s obligations under the Loan Agreement are guaranteed by Hyperfine Operations, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Liminal Sciences, Inc., a Delaware corporation and a wholly owned subsidiary of the Company. The Borrower’s obligations under the Loan Agreement are secured by substantially all of the Borrower’s assets subject to certain customary exceptions, including that Intellectual Property is excluded from the collateral at closing and until the first funding of any additional loan tranche following the Closing Date.

In connection with the Loan Agreement, the Company issued to the Lender (i) warrants to purchase up to an aggregate of 562,500 shares (the “Initial Warrants”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants to purchase up to an aggregate of 520,835 shares (the “Additional Warrants”) of Common Stock, in each case at an exercise price of $1.20 per share (collectively, the “Warrants”). The Initial Warrants are immediately exercisable and will expire seven years from the Closing Date. The Additional Warrants are contingent on and only exercisable following additional funding of the Term Loans as set forth in the applicable form of Warrant, and will expire seven years from the Closing Date.

Pursuant to the terms of the Warrants, the Company is obligated to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 (the “Registration Statement”) to register for resale of the shares of Common Stock underlying the Warrants within 60 days of the Closing Date and to use commercially reasonable efforts to have the Registration Statement declared effective as soon as possible, but no later than 105 days after the Closing Date or, if earlier, five trading days after the Company is first notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comment. The Company also agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of the date the shares of Common Stock covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction.

The Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrower and its subsidiaries to, among other things, dispose of assets, enter into certain licensing arrangements, effect certain mergers, incur debt, grant liens, pay dividends and distributions on their capital stock, make investments and acquisitions, and enter into transactions with affiliates, in each case subject to customary exceptions for a loan facility of this size and type. The Loan Agreement also includes customary events of default, including, among others, payment defaults, material misrepresentations, breaches of covenants following any applicable cure period, cross defaults with certain other indebtedness, bankruptcy and insolvency events, judgment defaults and the occurrence of certain events that could reasonably be expected to have a “material adverse effect.” The occurrence of an event of default could result in the acceleration of the Borrower’s obligations under the Loan Agreement, the termination of the Lender’s commitments, an increase in the applicable rate of interest and the exercise by the Lender of other rights and remedies provided for under the Loan Agreement.

The foregoing descriptions of the Loan Agreement and the Warrants are not complete and are subject to and qualified in their entirety by reference to the Loan Agreement and the forms of Warrant, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above regarding the Warrants is incorporated by reference into this Item 3.02.

The Warrants and the shares of Common Stock underlying the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants and the shares of Common Stock issuable upon exercise of the Warrants were offered and sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant (Initial Warrants)

4.2	Form of Warrant (Additional Warrants)

10.1+*	Loan and Security Agreement, dated March 18, 2026, by and among Hyperfine, Inc., Hyperfine Operations, Inc., Liminal Sciences, Inc., and Horizon Technology Finance Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are both (i) not material and (ii) are the type of information the Registrant customarily and actually treats as private or confidential.

*	Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date: March 18, 2026	By:	/s/ Brett Hale
Brett Hale
Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary